Exhibit 99.1

GLOBAL NET LEASE announces $40 million walmart acquisition, $381 million of acquisitions year-to-date

NEW YORK –October 12, 2021 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today that on October 5, 2021, the Company closed on the acquisition of a 90,000 square foot training and development center (the “Walmart Learning Center”) in Bentonville, Arkansas that is leased to Walmart, Inc. (“Walmart”). The Walmart Learning Center serves as the primary digital and onsite training and development facility for Walmart associates located in the United States and around the world. The property was acquired for a contract purchase price of $40.6 million, excluding closing costs, and has seven years of remaining lease term. Additionally, on October 8, 2021, the Company closed on the acquisition of two industrial properties leased to Pilot Point Steel for a contract purchase price of $14.2 million. Including both acquisitions closed in October, year to date, GNL has closed on nine properties for a contract purchase price of $381 million1 at a going-in capitalization rate2 of 8.73%, a weighted-average capitalization rate of 9.74%, and a weighted average remaining lease term of 16.9 years at closing.

“We are very pleased to add Walmart, the number one company on the 2021 Fortune 500 list and rated AA by Standard & Poor’s, to our tenant roster. The brand-new, open-concept training center we acquired is part of the company’s new headquarters campus and includes annual rent escalations during the long-term lease,” said James Nelson, CEO of GNL “Walmart has invested heavily in their ongoing digital transformation and the Walmart Learning Center has been built out with cutting edge audio and visual capabilities to facilitate simultaneous training for Walmart’s associates across the globe. GNL’s portfolio and reputation as a premier real estate partner for global brands is further enhanced by this acquisition.”

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, on the Company, the Company’s tenants and the global economy and financial markets as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

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Email: investorrelations@globalnetlease.com Phone: (212) 415-6510